Schedule to Exhibit 10.6


     One executive's employment agreement differs from the form of agreement attached as Exhibit 10.6 in the following respects:

     1.   Section 5(b) of such agreement reads as follows:

  (b) Employee's employment may be terminated by the Company Without Cause (as hereinafter defined) at any time, effective upon the giving to Employee of a written notice of termination specifying that such termination is Without Cause, provided that if such termination is to be effective before April 1, 1998, the Company's notice to Employee must be given not less than sixty (60) days prior to the effective date of such termination.

     2.   Section 6 of such agreement contains the following provision:

  Notwithstanding the other provisions of this Section 6, if Employee gives the Company at least ten (10) days prior written notice that such termination is to be effective on April 1, 1998, whether such termination is for Good Reason or for other than Good Reason, then Employee shall be entitled to the payments and benefits specified in subparagraphs (a), (b), (c) and (d) of Section 7.